Exhibit 99.1

NEWS RELEASE

Contact:	Ted Detrick, Investor Relations – (215) 761-1414
Gloria Barone, Media Relations – (215) 761-4758

CIGNA REPORTS FIRST QUARTER 2011 RESULTS

o	First quarter 2011 results include consolidated revenue growth and strong earnings growth from each of our ongoing businesses, reflecting continued effective execution of our strategy.

o
Consolidated revenues in the quarter increased to $5.4 billion, representing growth of 8% over the same period last year, excluding the effect from exiting the Medicare Advantage Individual Private Fee for Service business (Medicare IPFFS)1.  On a reported basis, consolidated revenues increased 4%.

o
Adjusted income from operations1 for first quarter 2011 was $375 million, or $1.37 per share, representing an increase of 36% per share compared with the first quarter of 2010.  Shareholders’ net income1 for first quarter 2011 was $429 million, or $1.57 per share.

o	The Company now estimates full year 2011 earnings, on an adjusted income from operations1,3 basis, to be in the range of $1.275 billion to $1.365 billion, or $4.65 to $5.00 per share.

PHILADELPHIA, May 5, 2011 – CIGNA Corporation (NYSE: CI) today reported first quarter 2011 results, that included consolidated revenue growth and strong earnings growth from each of our ongoing businesses, reflecting continued effective execution of our strategy.

Consolidated revenues increased 8%, excluding the effect from exiting Medicare IPFFS1.  Revenues reflect premium and fee increases of 6% in Health Care1, 4% in Disability and Life, and 32% in International, driven by continued growth in our targeted customer segments.

CIGNA reported shareholders’ net income1 of $429 million, or $1.57 per share, for the first quarter of 2011, compared with shareholders’ net income1 of $283 million, or $1.02 per share, for the first quarter of 2010.  Shareholders’ net income1 for the first quarter of 2011 included a special item4 which generated income of $0.09 per share.

CIGNA's adjusted income from operations1 for the first quarter of 2011 was $375 million, or $1.37 per share, compared with $281 million, or $1.01 per share, for the first quarter of 2010.  Adjusted income from operations1 in the quarter included prior year favorable claim development in the Health Care business of $22 million after-tax, or $0.08 per share, compared to $4 million after-tax, or $0.01 per share, in 2010.

"Our first quarter results represent a strong start towards achieving our full year 2011 goals, with good revenue growth and strong earnings contributions from each of our ongoing businesses,” said David M. Cordani, President and Chief Executive Officer of CIGNA Corporation.  “These results reflect continued effective execution of our strategy for the benefit of our customers, health care partners and shareholders.”

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and a reconciliation of adjusted income from operations1 to shareholders’ net income (dollars in millions, except per share amounts; membership in thousands):

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010

Consolidated Revenues	$5,413	$5,205	$5,429

Consolidated Earnings
Adjusted income from operations1	$375	$281	$313
Net realized investment gains (losses), net of taxes	17	(3)	21
GMIB results, net of taxes2, 5	13	5	85
Special items, net of taxes4	24	-	42
Shareholders' net income1	$429	$283	$461

Adjusted income from operations1, per share	$1.37	$1.01	$1.15
Shareholders' net income1, per share	$1.57	$1.02	$1.69

As of the periods ended:
Medical Membership
Health Care	11,422	11,353	11,437
International (Expatriate and Health Care)	1,110	599	1,036
Total medical membership	12,532	11,952	12,473

•
Shareholders’ net income1 in the first quarter of 2011 was $429 million, up 52% over the same period last year, and included positive contributions from adjusted income from operations1, net realized investment gains, Guaranteed Minimum Income Benefits (GMIB)2 business and a special item.

•	Cash and short term investments at the parent company were approximately $790 million at March 31, 2011 and $810 million at December 31, 2010.

•	Year to date through May 4, 2011, the Company repurchased6 approximately 4.9 million shares of stock for $210 million.

HIGHLIGHTS OF SEGMENT RESULTS

“Adjusted segment earnings (loss)” are adjusted income (loss) from operations1, as applicable, for each segment (see Exhibit 2).

Health Care

This segment includes medical and specialty health care products and services provided on guaranteed cost, retrospectively experience-rated and service-only funding bases.  Specialty health care includes behavioral, dental, disease and medical management, stop-loss, and pharmacy-related products and services.

Financial Results (dollars in millions, membership in thousands):

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010

Premiums and Fees	$3,311	$3,319	$3,374
Adjusted Segment Earnings, After-Tax	$246	$167	$207
Segment Margin, After-Tax7	6.5%	4.4%	5.3%

Membership as of the periods ended:
Medical	11,422	11,353	11,437

Behavioral care	19,312	17,960	18,257
Dental	10,745	10,274	10,251
Pharmacy	6,205	6,529	6,501
Medicare Part D	545	494	560

•
Overall, Health Care results reflect continued growth in our targeted customer segments and the expected  declines in medical membership and premiums and fees due to exits from non-strategic markets, primarily Medicare IPFFS.

•	Excluding Medicare IPFFS1, first quarter premiums and fees increased approximately 6% relative to first quarter 2010, due to business growth, rate increases and increased specialty penetration.

•	First quarter 2011 adjusted segment earnings reflect continued growth in targeted medical and specialty businesses.

•	Earnings in the quarter include favorable prior year claim development of approximately $22 million after-tax.

•	Health Care medical claims payable8 were approximately $1,026 million at March 31, 2011 and $1,010 million at December 31, 2010.

Disability and Life

This segment includes CIGNA’s group disability, life, and accident insurance operations that are managed separately from the health care business.

Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010

Premiums and Fees	$688	$661	$693
Adjusted Segment Earnings, After-Tax	$77	$70	$72
Segment Margin, After-Tax7	10.2%	9.3%	9.1%

•
First quarter 2011 Disability and Life results reflect solid revenue growth, including a 9% increase in disability premiums and fees.  Adjusted segment earnings benefited from favorable life and accident claims experience.

•	First quarter 2011 and 2010 adjusted segment earnings include the favorable after-tax impacts related to reserve studies of $6 million and $10 million, respectively.

International

This segment includes CIGNA’s supplemental health, life, and accident insurance and expatriate benefits businesses operating in select international markets.

Financial Results (dollars in millions, membership and policies in thousands):

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010

Premiums and Fees	$698	$527	$625
Adjusted Segment Earnings, After-Tax	$77	$72	$57
Segment Margin, After-Tax7	10.6%	13.0%	8.7%

As of the periods ended:
Medical Membership – Expatriate and Health Care	1,110	599	1,036
Health, Life and Accident Policies (excluding China JV)	6,118	5,325	5,931

•
International segment results reflect strong premium and fee growth driven by attractive customer retention and sales in targeted markets within our supplemental Health, Life and Accident and Expatriate Benefits businesses.  Results also include contributions to the Expatriate business from Vanbreda International, which was acquired during the third quarter of 2010.

•	First quarter 2010 results included a favorable adjustment of $5 million after-tax related to the implementation of a capital management strategy.

Other Segments

Adjusted segment earnings (losses) for CIGNA's remaining operations are presented below (after-tax, dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010

Run-off Reinsurance	$-	$(1)	$1
Other Operations	$19	$19	$20
Corporate	$(44)	$(46)	$(44)

•	Run-off Reinsurance includes the results for the Variable Annuity Death Benefits (VADBe)2 business.

OUTLOOK

•	CIGNA's updated 2011 outlook as of May 5, 2011 (dollars in millions, except per share amounts):

Full-Year Ended December 31, 2011

Adjusted income (losses) from operations1,3
Health Care	$860 to 900
Disability and Life	275 to 295
International	275 to 295
Ongoing Businesses	$1,410 to 1,490

Run-off Reinsurance, Other Operations and Corporate	(135) to (125)
Consolidated	$1,275 to 1,365

Consolidated Adjusted income from operations, per share1,3	$4.65 to 5.00

Health Care medical membership growth, excluding membership losses from exits of non-strategic markets including Medicare IPFFS	1% to 3%

•	CIGNA’s earnings and earnings per share outlooks exclude the impact of any stock repurchase6 subsequent to the date of this release.

•
CIGNA's earnings and earnings per share outlooks assume break-even results for VADBe2 for full year 2011, which assumes that actual experience, including capital market performance, will be consistent with long term reserve assumptions.  See the Critical Accounting Estimates section of the Management’s Discussion and Analysis of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for more information on the effect of capital market assumption changes in shareholders’ net income.

The foregoing statements represent management’s current estimate of CIGNA's 2011 consolidated and segment adjusted income from operations1,3 as of the date of this release.  Actual results may differ materially depending on a number of factors, and investors are urged to read the Cautionary Statement included in this release for a description of those factors.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement inclusive of the Investment Supplement are available on CIGNA’s website in the Investor Relations, Most Recent Disclosures section (http://www.cigna.com/about_us/investor_relations/recent_disclosures.html).  A link to the conference call, on which management will review first quarter 2011 and discuss full year 2011 outlook  is available in the Investor Relations section of CIGNA’s website (http://www.cigna.com/about_us/investor_relations/events.html).

Notes:

1.
CIGNA measures the financial results of its segments using Segment Earnings (Loss), which is defined as shareholders’ net income (loss) before net realized investment results.  Adjusted income (loss) from operations is defined as segment earnings excluding special items (which are identified and quantified in Note 4) and excludes results of CIGNA's GMIB2 business.  Adjusted income (loss) from operations is a measure of profitability used by CIGNA’s management because it presents the underlying results of operations of CIGNA’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income.  This measure is not determined in accordance with generally accepted accounting principles (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, which are segment earnings (loss) and shareholders’ net income.  See Exhibit 2 for a reconciliation of adjusted income (loss) from operations to segment earnings (loss) and consolidated shareholders’ net income.

Beginning January 1, 2011, CIGNA no longer offers Medicare IPFFS.  First quarter 2010 consolidated revenues and Health Care premiums and fees included approximately $200 million of premiums related to Medicare IPFFS.  Including Medicare IPFFS, Health Care premiums and fees for first quarter 2011 were flat compared to first quarter 2010.

2.
The Guaranteed Minimum Income Benefits (GMIB) business and Guaranteed Minimum Death Benefits business, also known as Variable Annuity Death Benefits (VADBe), are included in our Run-off Reinsurance operations.  These businesses have been in run-off since 2000.

3.
Information is not available for management to (1) reasonably estimate future net realized investment gains (losses) or (2) reasonably estimate future GMIB2 business results due in part to interest rate and stock market volatility and other internal and external factors; therefore it is not possible to provide a forward-looking reconciliation of adjusted income from operations to shareholders’ income from continuing operations.  Special items for 2011 may include potential adjustments associated with litigation, tax and assessment related items.  Information is not available for management to identify, other than these items, or reasonably estimate additional 2011 special items.

4.
Special items included in shareholders’ net income and segment earnings (loss), but excluded from adjusted income (loss) from operations, adjusted segment earnings, and the calculation of segment margins include:

First Quarter 2011
•	After-tax benefit of $24 million related to the completion of an IRS examination.

Fourth Quarter 2010
•
After-tax benefit of $101 million related to the completion of an IRS examination and the after-tax charges of $39 million related to the early extinguishment of debt and $20 million related to the transfer of the workers compensation and personal accident businesses that are included in our Run-off Reinsurance operations.

5.
The application of the FASB’s fair value disclosure and measurement guidance (ASC 820-10), which impacts reinsurance contracts covering GMIB2, does not represent management's expectation of the ultimate payout.  Changes in underlying contract holder account values, interest rates, stock market volatility, and other factors may result in changes to the fair value assumptions, and/or amount that will be required to ultimately settle the Company’s obligations, which could result in a material adverse or favorable impact on the Run-off Reinsurance segment and CIGNA's results of operations.

6.
Repurchases may from time to time be made pursuant to written trading plans under Rule 10b5-1, which permit shares to be repurchased when CIGNA might otherwise be precluded from doing so under insider trading laws or because of self-employed trading blackout periods.

7.
Segment margins in this press release are calculated by dividing adjusted segment earnings by segment revenues.  For the three months ended March 31, 2011, segment margins including special items were 6.5% for Health Care and 10.9% for Disability and Life.

8.
Health Care medical claims payable are presented net of reinsurance and other recoverables.  The gross Health Care medical claims payable balance was $1,248 million as of March 31, 2011 and $1,246 million as of December 31, 2010.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

CIGNA Corporation and its subsidiaries (the “Company”) and its representatives may from time to time make written and oral forward-looking statements, including statements contained in press releases, in the Company’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors.  Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties.  These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made.  Forward-looking statements include but are not limited to the information concerning possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends and, in particular, the Company’s strategic initiatives, litigation and other legal matters, operational improvement initiatives in the health care operations, and the outlook for the Company’s full year 2011 and beyond results.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe”, “expect”, “plan”, “intend”, “anticipate”, “estimate”, “predict”, “potential”, “may”, “should” or similar expressions.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors.  Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increased medical costs that are higher than anticipated in establishing premium rates in the Company’s Health Care operations, including increased use and costs of medical services;
2.	increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on the Company’s businesses;
3.
challenges and risks associated with implementing operational improvement initiatives and strategic actions in the ongoing operations of the businesses, including those related to: (i) growth in targeted geographies, product lines, buying segments and distribution channels, (ii) offering products that meet emerging market needs, (iii) strengthening underwriting and pricing effectiveness, (iv) strengthening medical cost and medical membership results, (v) delivering quality service to members and health care professionals using effective technology solutions, (vi) lowering administrative costs and (vii) transitioning to an integrated operating company model, including operating efficiencies related to the transition;

4.
risks associated with pending and potential state and federal class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging the Company’s businesses, including disputes related to payments to health care professionals, government investigations and proceedings, and tax audits and related litigation;

5.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in the Company’s businesses, primarily the Health Care business;
6.
risks associated with the Company’s mail order pharmacy business which, among other things, includes any potential operational deficiencies or service issues as well as loss or suspension of state pharmacy licenses;

7.	significant changes in interest rates or sustained deterioration in the commercial real estate markets;
8.
downgrades in the financial strength ratings of the Company’s insurance subsidiaries, which could, among other things, adversely affect new sales, retention of current business as well as a downgrade in financial strength ratings of reinsurers which could result in increased statutory reserve or capital requirements;

9.
limitations on the ability of the Company’s insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

10.	inability of the hedge programs adopted by the Company to substantially reduce equity market and interest rate risks in the run-off reinsurance operations;
11.
adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating the Company’s liabilities for reinsurance contracts covering guaranteed minimum death benefits under certain variable annuities;

12.
adjustments to the assumptions (including annuity election rates and amounts collectible from reinsurers) used in estimating the Company’s assets and liabilities for reinsurance contracts covering guaranteed minimum income benefits under certain variable annuities;

13.
significant stock market declines, which could, among other things, result in increased expenses for guaranteed minimum income benefit contracts, guaranteed minimum death benefit contracts and the Company’s pension plans in future periods as well as the recognition of additional pension obligations;

14.
significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the Company’s operations, investments, liquidity and access to capital markets;

15.
significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the businesses of our customers (including the amount and type of health care services provided to their workforce, loss in workforce and our customers' ability to pay receivables) and our vendors (including their ability to provide services);

16.
adverse changes in state, federal and international laws and regulations, including health care reform legislation and regulation which could, among other items, affect the way the Company does business, increase cost, limit the ability to effectively estimate, price for and manage medical costs, and affect the Company’s products, services, market segments, technology and processes;

17.
amendments to income tax laws, which could affect the taxation of employer provided benefits, the taxation of certain insurance products such as corporate-owned life insurance, or the financial decisions of individuals whose variable annuities are covered under reinsurance contracts issued by the Company;

18.
potential public health epidemics, pandemics and bio-terrorist activity, which could, among other things, cause the Company’s covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

19.	risks associated with security or interruption of information systems, which could, among other things, cause operational disruption;
20.
challenges and risks associated with the successful management of the Company’s outsourcing projects or vendors, including the agreement with IBM for provision of technology infrastructure and related services;

21.	the ability to successfully complete the integration of acquired businesses; and
22.	the political, legal, operational, regulatory and other challenges associated with expanding our business globally.

This list of important factors is not intended to be exhaustive.  Other sections of the Company’s most recent Annual Report on Form 10-K, including the “Risk Factors” section and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude the Company from realizing the forward-looking statements.  The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

	Exhibit 1

CIGNA CORPORATION COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited) (Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010

REVENUES
Premiums and fees	$4,733	$4,543
Net investment income	279	266
Mail order pharmacy revenues	339	348
Other revenues (1)	36	54
Net realized investment gains (losses)	26	(6)
Total	$5,413	$5,205

ADJUSTED INCOME (LOSS) FROM OPERATIONS (2)
Health Care	$246	$167
Disability and Life	77	70
International	77	72
Run-off Reinsurance	-	(1)
Other Operations	19	19
Corporate	(44)	(46)
Total	$375	$281

SHAREHOLDERS' NET INCOME
Segment Earnings (Loss)
Health Care (3)	$247	$167
Disability and Life (3)	82	70
International	77	72
Run-off Reinsurance	13	4
Other Operations (3)	23	19
Corporate (3)	(30)	(46)
Total	412	286
Net realized investment gains (losses), net of taxes	17	(3)
Shareholders' net income	$429	$283

DILUTED EARNINGS PER SHARE:
Adjusted income from operations (2)	$1.37	$1.01
Results of guaranteed minimum income benefits business, after-tax	0.05	0.02
Net realized investment gains (losses), net of taxes	0.06	(0.01)
Special item(s), after-tax (3)	0.09	-
Shareholders' net income	$1.57	$1.02
Weighted average shares (in thousands)	273,873	278,100

SHAREHOLDERS' EQUITY at March 31,:	$7,024	$5,801

SHAREHOLDERS' EQUITY PER SHARE at March 31,:	$25.95	$20.97

(1) Includes pre-tax losses of $39 million and $45 million for the periods ended March 31, 2011 and 2010, respectively, from futures and swaps contracts entered into as part of a dynamic hedge program to manage equity and growth interest rate risks in CIGNA's run-off reinsurance operations. CIGNA recorded related offsets in Benefits and Expenses to adjust liabilities for reinsured guaranteed minimum death benefit and guaranteed minimum income benefit contracts.

(2) Adjusted income (loss) from operations is segment earnings (loss) (shareholders' net income (loss) before net realized investment gains (losses)) excluding results of CIGNA's guaranteed minimum income benefits business and special items. See Exhibit 2 for a detailed reconciliation of adjusted income (loss) from operations to segment earnings (loss) and shareholders' net income presented in accordance with generally accepted accounting principles.

(3) The three months ended March 31, 2011 includes a net tax benefit of $24 million resulting from the completion of the 2007 and 2008 IRS examinations.
    - After-tax benefit of $1 million in Health Care; after-tax benefit of $5 million in Disability and Life; after-tax benefit of $4 million ($9 million pre-tax charge) in Other Operations and an after-tax benefit of $14 million in Corporate.

CIGNA Corporation
Supplemental Financial Information (unaudited)	Exhibit 2
Reconciliation of Adjusted Income (Loss) from Operations to Shareholders’ Net Income
(Dollars in millions, except per share amounts)

	Diluted Earnings Per Share		Consolidated		Health Care		Disability and Life
Three Months Ended March 31,	2011	2010	2011	2010	2011	2010	2011	2010

Adjusted income (loss) from operations (1)	$1.37	$1.01	$375	$281	$246	$167	$77	$70

Results of guaranteed minimum income benefits business	0.05	0.02	13	5	-	-	-	-

Special item(s), after-tax:
Completion of IRS examination (2)	0.09	-	24	-	1	-	5	-

Segment earnings (loss)	1.51	1.03	412	286	$247	$167	$82	$70
Net realized investment gains (losses), net of taxes	0.06	(0.01)	17	(3)
Shareholders' net income	$1.57	$1.02	$429	$283

			Run-off		Other
	International		Reinsurance		Operations		Corporate
Three Months Ended March 31,	2011	2010	2011	2010	2011	2010	2011	2010

Adjusted income (loss) from operations (1)	$77	$72	$-	$(1)	$19	$19	$(44)	$(46)

Results of guaranteed minimum income benefits business	-	-	13	5	-	-	-	-

Special item(s), after-tax:
Completion of IRS examination (2)	-	-	-	-	4	-	14	-

Segment earnings (loss)	$77	$72	$13	$4	$23	$19	$(30)	$(46)

	Diluted Earnings Per Share	Consolidated	Health Care	Disability and Life
Three Months Ended December 31, 2010

Adjusted income (loss) from operations (1)	$1.15	$313	$207	$72

Results of guaranteed minimum income benefits business	0.31	85	-	-

Special item(s), after-tax:
Loss on reinsurance transaction (3)	(0.07)	(20)	-	-
Resolution of Federal Tax Matter (4)	0.36	101	-	-
Loss on early extinguishment of debt (5)	(0.14)	(39)	-	-

Segment earnings (loss)	1.61	440	$207	$72
Net realized investment gains, net of taxes	0.08	21
Shareholders' net income	$1.69	$461

		Run-off	Other
	International	Reinsurance	Operations	Corporate
Three Months Ended December 31, 2010

Adjusted income (loss) from operations (1)	$57	$1	$20	$(44)

Results of guaranteed minimum income benefits business	-	85	-	-

Special item(s), after-tax:
Loss on reinsurance transaction (3)	-	(20)	-	-
Resolution of Federal Tax Matter (4)	-	97	-	4
Loss on early extinguishment of debt (5)	-	-	-	(39)

Segment earnings (loss)	$57	$163	$20	$(79)

(1) CIGNA measures the financial results of its segments using "segment earnings (loss)," which is defined as shareholders' net income (loss) before net realized investment gains (losses).  Adjusted income (loss) from operations is defined as segment earnings excluding special items and results of CIGNA's guaranteed minimum income benefit business.

(2) The three months ended March 31, 2011 includes a net tax benefit of $24 million resulting from the completion of the 2007 and 2008 IRS examinations.
     - After-tax benefit of $1 million in Health Care; after-tax benefit of $5 million in Disability and Life; after-tax benefit of $4 million ($9 million pre-tax charge) in Other Operations and an after-tax benefit of $14 million in Corporate.

(3) The three months ended December 31, 2010 includes a pre-tax charge of $31 million ($20 million after-tax) related to the loss on a reinsurance transaction.
(4) The three months ended December 31, 2010 includes a net benefit of $101 million related to the resolution of a Federal tax matter.
(5) The three months ended December 31, 2010 includes a pre-tax charge of $59 million ($39 million after-tax) related to the loss on early extinguishment of debt.